EXHIBIT 99.2	PRESS RELEASE DATED AUGUST 4, 2010

ProPhase Labs, Inc. to Release Second Quarter Results on Thursday, August 12

DOYLESTOWN, Pennsylvania – August 4, 2010.  ProPhase Labs (Nasdaq: PRPH) announced today that financial results for the second quarter, ended June 30, 2010, will be released before market open on August 12, 2010. An earnings conference call will be held later that morning on Thursday August 12th, at 11:00am EDT.  ProPhase Chairman and CEO, Ted Karkus, and COO/CFO Robert Cuddihy will provide a Company overview including a review of activities and second quarter results. There will be a question and answer session following initial remarks.

The conference call will be webcast live at http://event.meetingstream.com/r.htm?e=230018&s=1&k=F4BB5B1CDF7D0376F5A5606741F4CF85  at 11:00 AM (EDT) on Thursday August 12, 2010.

Participants wishing to ask questions may access the live call by dialing (877) 217– 6026 conference ID # 89801300. A replay of the conference call will be available for 90 days on the Company web site at www.prophaselabs.com.

About ProPhase Labs

ProPhase Labs is a diversified natural health medical science company. It is a leading marketer and manufacturer of the Cold-EEZE® family of lozenges and sugar free tablets clinically proven to significantly reduce the severity and duration of the common cold. Cold-EEZE customers include leading national wholesalers and distributors, as well as independent and chain food, drug and mass merchandise stores and pharmacies. ProPhase Labs has several wholly owned subsidiaries including a manufacturing unit, which consists of an FDA approved facility to manufacture Cold-EEZE lozenges and fulfill other contract manufacturing opportunities, and a Pharma division, which conducts research in order to develop and commercialize a pipeline of patented botanical and naturally derived potential prescription drugs.  ProPhase also owns 50% of Phusion Laboratories LLC (“Phusion”).  Phusion licenses a revolutionary proprietary technology that has the potential to improve the delivery and/or efficacy of many active ingredients or compounds.  The joint venture will formulate and test products to exploit market opportunities within ProPhase’s robust OTC distribution channels.

For more information visit us at www.ProPhaseLabs.com.

CONTACT
Media Relations
The Lexicomm Group
Wendi Tush
Wendi@lexicommgroup.com
(212) 794-4531
Lindsey Gardner
Lindsey@lexicommgroup.com
(570) 479-4895

Investor Relations
Ted Karkus
Chairman of the Board, CEO
(215) 345-0919 x0